CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                           OF AUGUST PROJECT III, INC.

It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "Corporation") is:

                            AUGUST PROJECT III, INC.

                  2. The certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Florida.

                  3. The certificate of incorporation of the Corporation is hereby amended by changing article "First" thereof so that the name of the Corporation is changed to "TRINITY MEDICAL GROUP USA, INC." Accordingly, article "First" of the certificate of incorporation of the Corporation is hereby amended to read in its entirety as follows:

"FIRST: The name of the Corporation is:

                        TRINITY MEDICAL GROUP USA, INC."

                  4. This amendment was authorized by the directors of the Corporation pursuant to Florida Business Corporation Law.

                  The undersigned has executed this Certificate and does hereby affirm the statements contained herein as true under the penalties of perjury this Fifth day of January, 2000.


/s/ James Namnath
-----------------
Chief Executive Officer


/s/ Elizabeth S. Namnath
------------------------
Secretary